Exhibit 10.2

March 9, 2023

Monterey Bio Acquisition Corporation

17 State Street

21st Floor

New York, NY 10004

Chardan Capital Markets, LLC

17 State Street, 21st Floor

New York, NY 10004

Re: Initial Public Offering

Gentlemen:

This letter agreement (this “Letter Agreement”), is being delivered to you in accordance with (A) the Share Transfer Agreement, dated March 9, 2023, by and between Chardan Monterey Investments LLC (the “Chardan Co-Sponsor”), a Delaware limited liability company, and NorthStar Bio Ventures LLC (the “NorthStar Co-Sponsor”), a Delaware limited liability company, and (B) the Side Letter Agreement, dated March 9, 2023, by and among the Chardan Co-Sponsor and the NorthStar Co-Sponsor. Certain capitalized terms used herein are defined in Section 12 hereof.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned hereby agrees with Monterey Bio Acquisition Corporation (the “Company”) as follows:

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all shares of Common Stock beneficially owned by him or her, whether acquired before, in or after the IPO, in favor of such Business Combination.

2. (a) In the event that the Company fails to consummate a Business Combination within 21 months (or such later date as may be permitted pursuant to its Amended and Restated Certificate of Incorporation, as amended, and as may be further amended after the date hereof) from the closing of the Company’s IPO, the undersigned shall take all reasonable steps to (i) cause the Trust Fund to be liquidated and distributed to the holders of IPO Shares and (ii) cause the Company to liquidate as promptly as reasonably possible but not more than five business days after the date we are required to consummate a Business Combination.

(b) The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to any shares he or she owns, including his or her Insider Shares, IPO Shares and Private Warrants purchased during or after the offering, if any, (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

3. The undersigned will place into escrow all of his or her Insider Shares pursuant to the terms of a Stock Escrow Agreement, dated September 30, 2021 (the “Escrow Agreement”), by and among the Company, the Initial Stockholders (as defined in the Escrow Agreement) and Continental Stock Transfer & Trust Company, as Escrow Agent (as defined in the Escrow Agreement). Pursuant to the Escrow Agreement, the undersigned will agree that during the Escrow Period (as defined in the Escrow Agreement), the undersigned will not sell or transfer its Insider Shares except (1) to any persons (including their affiliates and stockholders) participating in the private placement of the Private Warrants, officers, directors, stockholders, employees and members of the co-sponsors and their affiliates, (2) amongst initial stockholders or to the Company’s officers, directors and employees, (3) if a holder is an entity, as a distribution to its, partners, stockholders or members upon its liquidation, (4) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is a holder or a member of a holder’s immediate family, for estate planning purposes, (5) by virtue of the laws of descent and distribution upon death, (6) pursuant to a qualified domestic relations order, (7) by certain pledges to secure obligations incurred in connection with purchases of the Company’s securities, or (8) by private sales at prices no greater than the price at which the shares were originally purchased, in each case (except with the prior consent of the Representative) where the transferee agrees to the terms of the Escrow Agreement and this Letter Agreement.

4. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

5. The undersigned acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with any Insiders of the Company or their affiliates, including any company that is a portfolio company of, or otherwise affiliated with, or has received financial investment from, an entity with which any Insider or their affiliates is affiliated, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm that such Business Combination is fair to the Company’s unaffiliated stockholders from a financial point of view.

6. Except as set forth in the Registration Statement, neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination.

7. The undersigned agrees to be a director or officer of the Company, as applicable, until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information previously furnished to the Company and the Representative is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s biography and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The undersigned’s FINRA Questionnaire and Director and Officer Questionnaire previously furnished to the Company and the Representative is true and accurate in all material respects. The undersigned represents and warrants that, except as disclosed in the undersigned’s Director and Officer Questionnaire:

(a) he has never had a petition under the federal bankruptcy laws or any state insolvency law been filed by or against (i) him or her or any partnership in which he or she was a general partner at or within two years before the time of filing; or (ii) any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

(b) he or she has never had a receiver, fiscal agent or similar officer been appointed by a court for his or her business or property, or any such partnership;

(c) he or she has never been convicted of fraud in a civil or criminal proceeding;

(d) he or she has never been convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and minor offenses);

(e) he or she has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining or otherwise limiting him or her from (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity; or (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities or federal commodities laws;

(f) he or she has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days his or her right to engage in any activity described in Section 7(e)(i) above, or to be associated with persons engaged in any such activity;

(g) he or she has never been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated;

(h) he or she has never been found by a court of competent jurisdiction in a civil action or by the CFTC to have violated any federal commodities law, where the judgment in such civil action or finding by the CFTC has not been subsequently reversed, suspended or vacated;

(i) he or she has never been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation, (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and desist order, or removal or prohibition order or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

(j) he or she has never been the subject of, or party to, any sanction or order, not subsequently reversed, suspended or vacated, or any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member;

(k) he or she has never been convicted of any felony or misdemeanor: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities;

(l) he was never subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that is based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct;

(m) he or she has never been subject to any order, judgment or decree of any court of competent jurisdiction, that, at the time of such sale, restrained or enjoined him or her from engaging or continuing to engage in any conduct or practice: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(n) he or she has never been subject to any order of the SEC that orders him or her to cease and desist from committing or causing a future violation of: (i) any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)and Rule 10b-5 thereunder, and Section 206(1) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) or any other rule or regulation thereunder; or (ii) Section 5 of the Securities Act;

(o) he or she has never been named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, currently, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued;

(p) he or she has never been subject to a United States Postal Service false representation order, or is currently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations;

(q) he or she is not subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that bars the undersigned from: (i) association with an entity regulated by such commission, authority, agency or officer; (ii) engaging in the business of securities, insurance or banking; or (iii) engaging in savings association or credit union activities;

(r) he or she is not subject to an order of the SEC entered pursuant to Section 15(b) or 15(c) of the Exchange Act or Section 203(e) or 203(f) of the Advisers Act that: (i) suspends or revokes the undersigned’s registration as a broker, dealer, municipal securities dealer or investment adviser; (ii) places limitations on the activities, functions or operations of, or imposes civil money penalties on, such person; or (iii) bars the undersigned from being associated with any entity or from participating in the offering of any penny stock; and

(s) he or she has never been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

8. The undersigned has full right and power, without violating any agreement by which he or she is bound, to enter into this Letter Agreement and to serve as a director or officer of the Company, as applicable.

9. The undersigned hereby waives his or her right to exercise conversion rights with respect to any shares of Common Stock owned or to be owned by the undersigned, directly or indirectly, whether purchased by the undersigned prior to the IPO, in the IPO or in the aftermarket, and agrees that he or she will not seek conversion with respect to or otherwise sell, such shares in connection with any vote to approve a Business Combination with respect thereto, a vote to amend the provisions of the Company’s Amended and Restated Certificate of Incorporation, or a tender offer by the Company prior to a Business Combination.

10. The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to stockholder’s rights or the Company’s pre-Business Combination activities (including the substance or timing within which the Company has to complete a business combination) of a Business Combination unless the Company offers holders of IPO Shares the right to receive their pro rata portion of the funds then held in the Trust Fund upon approval of any amendment.

11. In connection with Section 5-1401 of the General Obligations Law of the State of New York, this Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law that would result in the application of the substantive law of another jurisdiction. The parties hereto agree that any action, proceeding or claim arising out of or relating in any way to this Letter Agreement shall be resolved through final and binding arbitration in accordance with the International Arbitration Rules of the American Arbitration Association (“AAA”). The arbitration shall be brought before the AAA International Center for Dispute Resolution’s offices in New York City, New York, will be conducted in English and will be decided by a panel of three arbitrators selected from the AAA Commercial Disputes Panel and that the arbitrator panel’s decision shall be final and enforceable by any court having jurisdiction over the party from whom enforcement is sought. The cost of such arbitrators and arbitration services, together with the prevailing party’s legal fees and expenses, shall be borne by the non-prevailing party or as otherwise directed by the arbitrators.

12. As used herein, (i) a “Business Combination” shall mean a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO and the purchase of the Private Warrants; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; (v) “Private Warrants” shall mean the warrants purchased in the private placements that took place simultaneously with the consummation of the Company’s IPO; (vi) “Registration Statement” means the registration statement on Form S-1 filed by the Company with respect to the IPO; (vii) “Representative” means Chardan Capital Markets, LLC, as representative of the Underwriters; (viii) “Trust Fund” shall mean the trust fund into which a portion of the net proceeds of the Company’s IPO was deposited and (ix) “Underwriting Agreement” means that certain Underwriting Agreement entered into by and between the Company and the Underwriters; and (x) “Underwriters” means the Underwriters named in Schedule A to the Underwriting Agreement.

13. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or electronic mail.

If to the Representative:

Chardan Capital Markets, LLC

17 State Street, 21st Floor

New York, NY 10004

Attn: Shai Gerson

Email: sgerson@chardan.com

Copy (which copy shall not constitute notice) to:

Goodwin Procter LLP
The New York Times Building

620 Eighth Avenue

New York, NY 10018

Attn: Rachael Bushey; Jocelyn M. Arel; Jeffrey A. Letalien

Email: rbushey@goodwinlaw.com; jarel@goodwinlaw.com; jletalien@goodwinlaw.com

If to the Company:

Monterey Bio Acquisition Corporation

17 State Street

21st Floor

New York, NY 10004

Attn: Sanjeev Satyal, Chief Executive Officer

Email: sanjeev@montereybio.com

Copy (which copy shall not constitute notice) to:

Greenberg Traurig, LLP

1750 Tysons Boulevard, Suite 1000

McLean, Virginia 22102

Attn: Jason Simon

Email: simonj@gtlaw.com

14. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this Section 14 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the parties hereto and any successors and assigns thereof.

15. The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the company with respect to the subject matter hereof.

[Signature page to follow]

Sincerely,

/s/ Chris Coleman
Chris Coleman

/s/ Jory Des Jardins
Jory Des Jardins

/s/ Roderick Hardamon
Roderick Hardamon

/s/ Murat Omur
Murat Omur

/s/ Sean McGann
Sean McGann

Acknowledged and Agreed:

MONTEREY BIO ACQUISITION CORPORATION

By:	/s/ Sanjeev Satyal
Name: Sanjeev Satyal
Title: Chief Executive Officer

Signature Page to Letter Agreement